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                                                                   EXHIBIT 10.02



December 21, 1999


Larry E. Thomas
ANB Corporation
120 W. Charles Street
Muncie, IN 47305

                     RE: Post-Merger Payments to Mr. Thomas

Dear Mr. Thomas:

         The purpose of this letter is to set forth the agreement between ONB Corporation ("ONB") and Larry E. Thomas (the "Executive") in respect of the 1999 Amended and Restated Employment Agreement entered into between the Executive and ANB Corporation ("ANB") on May 10, 1999 (the "ANB Agreement").

         ONB agrees to continue the Executive's employment from the Effective Time (as defined in the Agreement of Affiliation and Merger between ONB and ANB dated July 29, 1999 (the "Merger Agreement")) and ending no later than the ninetieth (90th) day following the Effective Time or such earlier date as mutually agreed by ONB and the Executive.

         ONB agrees that within five (5) days following the Effective Time of the Merger (each, as defined in the Merger Agreement), ONB shall make a lump sum cash payment to the Executive in the amount of $488,219.00. The parties hereto agree that such amount shall be in satisfaction of the amount that the Executive is entitled to receive pursuant to Article III (E) (2) of the ANB Agreement and that all other provisions of the ANB Agreement shall remain in effect.

         ONB further agrees that, in accordance with ANB's practice prior to the Effective Time, ONB shall pay to the Executive an additional amount in cash such that after such payment the Executive shall be in a net after-tax position, taking into account all federal, state and local taxes, as though the Executive had not incurred any such taxes with respect to termination and transfer of the Executive's split-dollar life insurance plan.

         To indicate your agreement to the foregoing terms, please sign your name where indicated below and return one copy of this letter to the undersigned. Keep the other copy for your records.

                                        Old National Bancorp

                                            /s/ ALLEN R. MOUNTS
                                        ----------------------------------------
                                        By: Allen R. Mounts
                                        Title: VP Director of Human Resources

AGREED AND ACCEPTED:

/s/ LARRY E. THOMAS
----------------------------
Larry E. Thomas


Dated
     -----------------------

cc: Jeff Knight - Old National Bancorp
    James Schrecongust - American National Bank